Confirming Statement

As Reporting Person pursuant to Section 30(h) of the Investment Company Act of 1940, as amended, of each of the Putnam Closed-End Funds (Issuer) of Putnam Investment Management, LLC and/or Putnam, LLC, the Issuer's Investment Adviser and Indirect Parent Holding Company, respectively, I hereby authorize and designate each and every Managing Director, Senior Vice President and Vice President in the Legal and Compliance Department of Putnam Investment Management, LLC to file with the Securities and Exchange Commission Exchange Act Forms 3, 4 or 5 on my behalf until further notice in electronic format pursuant to Rule 101(b)(4) of Regulation S-T.




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/s/  Richard B. Worley